EXHIBIT 3.(i)
CERTIFICATE OF INCORPORATION
OF
TEMECULA VALLEY BANCORP INC.



ARTICLE I.
NAME OF CORPORATION

		The name of the corporation is Temecula Valley Bancorp
Inc.

ARTICLE II.
REGISTERED OFFICE AND AGENT

		The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman
Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered
Agents, Inc.

ARTICLE III.
CORPORATE PURPOSE

		The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.
AUTHORIZED CAPITAL STOCK

		The corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is forty million (40,000,000) and each such share shall have a par value of one tenth of one cent ($0.001).

ARTICLE V.
INCORPORATOR

		The name and mailing address of the incorporator of the corporation is:

	Stephanie E. Allen, Esq.
	McAndrews, Allen & Matson
	1900 Main Street, Suite 600
	Irvine, CA  92614

ARTICLE VI.
AMENDMENT OF CORPORATION DOCUMENTS

		This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

		In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation.

ARTICLE VII.
ELECTION OF DIRECTORS

		Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE VIII.
LIMITATION OF DIRECTOR LIABILITY

		To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation will not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to this corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders will adversely affect any right or protection of a director of this corporation existing by virtue of this Article VIII at the time of such repeal or modification.

ARTICLE IX.
INDEMNIFICATION OF DIRECTORS AND AGENTS

		To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such directors and agents
(and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement of expenses otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits imposed by applicable Delaware law (statutory or non-statutory),with respect to actions for breach of duty to this corporation, its stockholders or others. No repeal or modification of this Article IX by the stockholders will adversely affect any right or protection of a director of this corporation existing by virtue of this Article
IX at the time of such repeal or modification.


Dated:  March 1, 2002	 /S/ STEPHANIE E. ALLEN
		Stephanie E. Allen
		Incorporator
	3	0146-5\Cert Incorp\w